Exhibit 10.3
                                                      May 8, 1996

             ADVANCED TECHNOLOGY LABORATORIES, INC.

         AMENDED NONEMPLOYEE DIRECTORS STOCK OPTION PLAN


                       ARTICLE I  PURPOSES

     The purposes of the Advanced Technology Laboratories, Inc. Stock Option Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of Advanced Technology Laboratories, Inc. (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

             ARTICLE II  SHARES SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Article VI hereof, the total number of shares of the Corporation's common stock, $.0l par value per share (the "Common Stock"), for which options may be granted under the Plan is 105,000 (the "Shares"). The Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

             ARTICLE III  ADMINISTRATION OF THE PLAN

     The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

              ARTICLE IV  PARTICIPATION IN THE PLAN

     Each member of the Board elected or appointed who is not otherwise an employee of the Corporation or any parent or subsidiary corporation (an "Eligible Director") shall automatically receive the grant of an option to purchase 5,000 Shares on the first day of July in each year that the Eligible Director serves.

                     ARTICLE V  OPTION TERMS

     Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

 1.    Option Agreement

     Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.    Option Exercise Price

      The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall be the average of the high and low sales prices at which the Common Stock was sold on such date as reported by the

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NASDAQ National Market System on such date or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded.

3.    Vesting and Exercisability

       An   option   shall   become  fully  vested   and   become
nonforfeitable on July 1 of the year following the year in which the option was granted if the optionee has continued to serve as a Director until such date.

4.    Time and Manner of Exercise of Option

     Each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 Shares (or the remaining Shares then purchasable under the option, if less than 100 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

     Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check or
(ii)  in shares of Common Stock already owned for at least  three
(3) months by the person exercising the option, valued at fair market value at the time of such exercise.

5.    Term of Options

     Each option shall expire five (5) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

          (a) In the event that an optionee ceases to be a director of the Corporation for any reason other than the death of the optionee, the options granted to such optionee may be exercised by him or her only within one (1) year after the date such optionee ceases to be a director of the Corporation.

          (b) In the event of the death of an optionee, whether during the optionee's service as a director or during the one (1) year period referred to in Section 5 (a), the options granted to such optionee shall be exercisable, and such options shall expire unless exercised within one (1) year after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

6.   Transferability

     During an optionee's lifetime, an option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution except that, to the extent  permitted by  applicable law and Rule 16b-3 promulgated under Section 16(b)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's
death (as  provided  in Section   5(b)).  Any attempt  to transfer,
assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

7.    Participant's or Successor's Rights as Stockholder

      Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have

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any  rights  as a stockholder of the Corporation with respect  to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8.    Limitation as to Directorship

     Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express on implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

9.    Regulatory Approval and Compliance

       The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                 ARTICLE VI  CAPITAL ADJUSTMENTS

The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each automatic grant and each outstanding option and the exercise price per Share thereof (but not the total price) shall all be proportionately adjusted for any stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, split-ups, split-offs, spinoffs, or other similar changes in capitalization. Upon the effective date of a dissolution or liquidation of the Corporation with one or more corporations which results in more than eighty percent of the outstanding voting shares of the Corporation being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all the assets or more than eighty percent of the then outstanding shares of the Corporation to another corporation or other entity, this Plan and all options granted hereunder shall terminate. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of stock, each optionee shall be entitled, for a period of twenty days prior to the effective date of such transaction, to purchase the full number of shares under his or her option which he or she is otherwise would have been entitled to purchase during the remaining term of such option.

           Adjustments under this Article IV shall be made by the Plan Administrator, whose determination shall be final. In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

                ARTICLE VII  EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

      ARTICLE VIII  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective on May 5, 1993. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation's stockholders, but such termination shall not affect the then-outstanding terms of any options.

        ARTICLE IX  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six (6) months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal Revenue Code of 1986, as

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amended, or the rules and regulations promulgated thereunder; and
provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would

           (a) materially increase the number of Shares that may be issued under the Plan,

           (b)  materially   modify   the  requirements   as   to
                eligibility for participation in the Plan, or

           (c)  otherwise   materially  increase   the   benefits
                accruing to participants under the Plan shall be made without the approval of the Corporation's stockholders.

               ARTICLE X  COMPLIANCE WITH RULE 16b-3

     It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Corporation and having such other plans be exempt from Section 16 (b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

     Adopted by the Corporation's Board of Directors on February 26, 1993 and approved by the Corporation's Shareholders and
effective  on  May  5,  1993.   Amended  and  approved   by   the
Corporation's Directors and Shareholders effective on May 10, 1995 and May 8, 1996.